Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	SVP – Finance	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD PRIME REPORTS FOURTH QUARTER AND

YEAR END 2013 RESULTS

RevPAR Growth of 10.1% for Hotels Not Under Renovation

RevPAR Growth of 6.9% for All Hotels

DALLAS, February 27, 2014 — Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today reported the following results and performance measures for the fourth quarter ended December 31, 2013. On November 19, 2013, the Company completed its spin-off from Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust”), but the Company has presented its financial statements in accordance with GAAP, which requires that historical carve-out financial statements be presented. Accordingly, the Company’s results for the period may not be representative of results in future periods. In particular, the general & administrative expenses that are shown in the historical carve-out financial statements do not reflect the expected general & administrative costs of the Company, but rather reflect an allocation of the actual general & administrative costs of Ashford Trust. The Company will have general & administrative costs that it incurs as well as reimbursable costs that Ashford Trust incurs on its behalf. The Company will also pay a base management fee to Ashford Trust equal to 0.70% times its total enterprise value. The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma. Unless otherwise stated, all reported results compare the fourth quarter ended December 31, 2013, with the fourth quarter ended December 31, 2012 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL AND OPERATING HIGHLIGHTS

•	During the quarter, the Company completed its spin-off from Ashford Trust and began trading under the ticker symbol “AHP” on November 20, 2013, on the New York Stock Exchange

•	RevPAR for Ashford Prime hotels not under renovation increased 10.1% during the quarter

•	RevPAR for all Ashford Prime hotels increased 6.9% during the quarter

•	Due to Marriott’s change to calendar reporting in 2013, the prior year fourth quarter included twenty more days than the fourth quarter 2013 which significantly impacted year over year comparisons; 6 of the initial 8 hotels are managed by Marriott

•	Adjusted EBITDA was $10.7 million for the quarter compared to $14.2 million in the prior year quarter

•	Net loss attributable to common shareholders for the Company was $11.4 million, or $0.71 per diluted share, compared with net loss attributable to common shareholders of $1.0 million, or $0.06 per diluted share, in the prior-year quarter

•	Adjusted funds from operations (AFFO) for the Company was $0.09 per diluted share for the quarter as compared with $0.23 from the prior-year quarter

•	In connection with the spin-off, Ashford Prime entered into a new $150 million secured credit facility, with the opportunity to expand the borrowing capacity’s aggregate size up to $300 million

•	On February 24th, Ashford Prime announced that it closed on the acquisition of the 415-room Sofitel Chicago Water Tower for a total consideration of $153 million in cash ($369,000 per key) and financed it with an $80 million mortgage

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AHP Reports Fourth quarter Results

February 27, 2014

•	The Company expects to complete the acquisition of the 142-room Pier House Resort from Ashford Trust on February 28, 2014 for a total consideration of $92.7 million ($653,000 per key)

•	At the end of the fourth quarter 2013, the Company had total net working capital of $145 million

•	Subsequent to quarter end, the Company completed its underwritten public offering of 8,000,000 shares of common stock at a price of $16.50 per share; with the underwriters fully exercising their option to purchase an additional 1,200,000 shares for total gross proceeds of $151.8 million

CAPITAL EXPENDITURES

•	Capex invested in the quarter for the Ashford Prime Portfolio was $7.1 million

•	For the full-year 2013, capex invested in the Ashford Prime Portfolio was $24.5 million

CAPITAL STRUCTURE

At December 31, 2013, the Company had total assets of $962 million in continuing operations. As of December 31, 2013, the Company had $622 million of mortgage debt in continuing operations of which $49.5 million related to our joint venture partner’s share of debt on the Capital Hilton and Hilton La Jolla Torrey Pines. Ashford Prime’s total combined debt had a blended average interest rate of 5.3%, with a weighted average debt maturity of 3.6 years.

On November 19, 2013 Ashford Prime completed its spin-off from Ashford Trust and began trading as an independent public company on the New York Stock Exchange (“NYSE”) under the ticker symbol “AHP” on November 20, 2013. Ashford Trust completed the spin-off by distributing a pro-rata taxable dividend of Ashford Prime common stock to Ashford Trust stockholders of record as of the close of business of the NYSE on November 8, 2013 (the “Record Date”). The distribution was based on a distribution ratio of one share of Ashford Prime common stock for every five shares of Ashford Trust common stock held by such stockholder on the Record Date. Following the distribution, there were approximately 24.9 million shares of Ashford Prime common stock and partnership units outstanding. This was comprised of approximately 16.1 million shares of Ashford Prime common stock and 8.8 million partnership units, which includes the partnership units issued to Ashford Trust reflecting its 20% ownership in Ashford Prime’s operating partnership.

In connection with the spin-off, Ashford Prime entered into a new $150 million secured credit facility with Bank of America, N.A. acting as sole administrative agent. Other participating lenders include Credit Agricole, Credit Suisse, Deutsche Bank, KeyBank, and Morgan Stanley. The new credit facility provides for a three-year term with two, one-year extension options and bears interest at a range of 2.25%—3.75% over LIBOR, depending on the leverage level of the Company. The new credit facility includes the opportunity to expand the borrowing capacity by up to $150 million to an aggregate size of $300 million.

Ashford Prime is externally advised by Ashford Hospitality Advisors, a subsidiary of Ashford Trust. The Company’s external advisory agreement differentiates it from other external advisory agreements in the REIT industry. The agreement’s unique structure is designed to reduce the G&A expense burden by avoiding duplication, and provides for management incentives only in the event of outperformance versus a defined peer group; enabling investors to benefit from the management team’s extensive experience and tenure together. Prior to the spin-off, Ashford Trust and Ashford Prime entered into a separation agreement and various other agreements related to the spin-off, as described in the information statement. Please visit the Company’s website at www.ahpreit.com under the Investors section for additional information regarding the spin-off, including links to filings with the U.S. Securities and Exchange Commission (the “SEC”).

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AHP Reports Fourth quarter Results

February 27, 2014

Subsequent to the end of the fourth quarter, on January 29, 2014, the Company closed its previously announced underwritten public offering of 8,000,000 shares of common stock. On February 4, 2014, the Company announced the full exercise of the underwriters’ option to purchase 1,200,000 additional shares of Ashford Prime’s common stock. Including the shares of common stock sold in connection with the underwriters’ option, a total of 9,200,000 shares of common stock were sold at a public offering price of $16.50 per share. Total gross proceeds to the Company from the offering, before deducting the underwriting discount and other estimated offering costs, were $151.8 million. Ashford Prime intends to use the net proceeds of the offering to acquire the Sofitel Chicago Water Tower and the Pier House Resort in Key West, Florida, and for general corporate purposes and working capital, including the acquisition of additional properties in the ordinary course of business. BofA Merrill Lynch and Morgan Stanley acted as the joint book-running managers for the offering. KeyBanc Capital Markets, Credit Agricole CIB, Credit Suisse, Baird, and Stifel acted as senior co-managers. FBR, JMP Securities, MLV& Co., and Craig-Hallum Capital Group acted as co-managers.

On February 24, 2014, Ashford Prime announced that it had closed on the acquisition of the 415-room Sofitel Chicago Water Tower for a total consideration of $153 million in cash ($369,000 per key). Located in the desirable Gold Coast submarket of Chicago, Illinois, the 415-room, four-star hotel features over 10,000 square feet of meeting space. The property will continue to be managed by Sofitel (Accor SA). The Company financed the property with $80.0 million of non-recourse mortgage debt priced at L + 2.30% with a 5-year term, including extension options. The purchase price of $153.0 million represents a trailing 12-month cap rate of 6.0% on net operating income and an EBITDA multiple of 14.1x. On a forward 12-month basis, the purchase price represents a cap rate of 6.8% on net operating income and an EBITDA multiple of 12.7x. In 2013, the Sofitel Chicago Water Tower achieved RevPAR of $182, with 82% occupancy and an Average Daily Rate of $222.

The Company expects to close its acquisition of the Pier House Resort from Ashford Trust on February 28, 2014 for total consideration of $92.7 million ($653,000/key). The Company will assume the $69 million mortgage on the property and will pay the balance of the purchase price with cash on hand.

PORTFOLIO REVPAR

As of December 31, 2013, the Ashford Prime Portfolio consisted of direct hotel investments with 8 properties classified in continuing operations. During the fourth quarter of 2013, 6 of the Ashford Prime Portfolio hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for the Ashford Prime Portfolio hotels in continuing operations on a pro forma total basis (all 8 hotels) and pro forma not under renovation basis (6 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio. Details of each category are provided in the tables attached to this release.

•	Pro forma RevPAR increased 6.9% to $134.12 for all hotels in the Ashford Prime Portfolio on a 5.5% increase in ADR and a 93 basis point increase in occupancy

•	Pro forma RevPAR increased 10.1% to $143.48 for hotels not under renovation in the Ashford Prime Portfolio 4.9% increase in ADR and a 354 basis point increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Ashford Prime Portfolio as of the end of the current period. As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA margin. The details of the quarterly calculations for the previous four quarters for the 8 Ashford Prime Portfolio hotels included in continuing operations are provided in the table attached to this release.

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AHP Reports Fourth quarter Results

February 27, 2014

COMMON STOCK DIVIDEND

On December 16, 2013, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.05 per diluted share for the Company’s common stock for the fourth quarter ending December 31, 2013, payable on January 15, 2014, to shareholders of record as of December 31, 2013.

The Board also approved the Company’s dividend policy for 2014. The Company expects to pay a quarterly cash dividend of $0.05 per share for 2014, or $0.20 per share on an annualized basis. The Company believes a conservative approach is appropriate given the recent spin-off from Ashford Hospitality Trust, and the Board will continue to review its dividend policy on a quarter-to-quarter basis. The adoption of a dividend policy does not commit the Board of Directors to declare future dividends or the amount thereof.

“We are pleased to report our fourth quarter 2013 results, which demonstrate strong RevPAR growth and solid performance in all our operating metrics. Additionally, we have taken steps to increase our liquidity position such as our new secured credit facility and recent public offering, which gives us more dry powder to continue building out the Ashford Prime portfolio,” commented Monty J. Bennett, Ashford Prime’s Chairman and Chief Executive Officer. “Since the successful completion of our spin-off last November, we have already announced the acquisitions of two high RevPAR hotels with prime locations in key U.S. gateway markets. We intend to continue executing on our investment strategy and look forward to demonstrating the strength of Ashford Prime’s portfolio. The Ashford Prime portfolio was specifically designed to unlock the potential of our high RevPAR assets and we believe this platform is poised to excel as lodging fundamentals continue to remain favorable for the foreseeable future.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Prime, Inc. will conduct a conference call on Friday, February 28, 2014, at 11:00 a.m. ET. The number to call for this interactive teleconference is (480) 629-9835. A replay of the conference call will be available through Friday, March 7, 2014, by dialing (303) 590-3030 and entering the confirmation number, 4662726.

The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2013 earnings release conference call. The live broadcast of Ashford Hospitality Prime’s quarterly conference call will be available online at the Company’s web site, www.ahpreit.com on Friday, February 28, 2014, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

* * * * *

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AHP Reports Fourth quarter Results

February 27, 2014

Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in high RevPAR full-service and urban select-service hotels and resorts located predominantly in domestic and international gateway markets.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. Hotel EBITDA Margin is Hotel EBITDA divided by total revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

COMBINED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$143,776	$20,313
Investment in hotel properties, net	765,326	771,936
Restricted cash	5,951	16,891
Accounts receivable, net of allowance of $34 and $33, respectively	7,029	5,892
Inventories	318	304
Note receivable	8,098	8,098
Deferred costs, net	4,064	2,064
Prepaid expenses	1,558	1,402
Other assets	4,501	1,518
Intangible asset, net	2,631	2,721
Due from third-party hotel managers	18,480	16,141

Total assets	$961,732	$847,280

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$621,882	$570,809
Accounts payable and accrued expenses	16,604	18,109
Dividends payable	1,245	—
Unfavorable management contract liabilities	474	633
Intangible liability, net	3,795	3,852
Due to related parties, net	13,030	—
Due to third-party hotel managers	649	585
Other liabilities	926	914

Total liabilities	658,605	594,902

Redeemable noncontrolling interests in operating partnership	159,726	—

Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 16,129,112 shares issued and outstanding at December 31, 2013	161	—
Additional paid-in capital	246,928	272,376
Accumulated deficit	(101,062)	(32,513)

Total shareholders’ equity of the Company	146,027	239,863
Noncontrolling interest in consolidated entity	(2,626)	12,515

Total equity	143,401	252,378

Total liabilities and equity	$961,732	$847,280

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ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
REVENUE
Rooms	$38,818	$43,757	$171,670	$160,811
Food and beverage	13,036	14,635	50,835	50,784
Other	3,232	2,766	10,969	9,593

Total hotel revenue	55,086	61,158	233,474	221,188
Other	22	—	22	—

Total Revenue	55,108	61,158	233,496	221,188

EXPENSES
Hotel operating expenses
Rooms	9,698	10,335	39,881	37,001
Food and beverage	8,371	9,530	33,694	33,377
Other expenses	15,180	16,617	61,779	59,013
Management fees	2,348	2,660	9,999	9,360

Total hotel operating expenses	35,597	39,142	145,353	138,751
Property taxes, insurance and other	3,048	2,600	11,753	10,236
Depreciation and amortization	7,998	7,352	30,862	29,549
Advisory services fee	1,047	—	1,047	—
Transaction costs	13,577	—	13,577	—
Corporate, general and administrative:
Stock/unit-based compensation	900	965	5,204	4,503
Other general and administrative	1,372	1,887	6,290	6,343

Total operating expenses	63,539	51,946	214,086	189,382

OPERATING INCOME	(8,431)	9,212	19,410	31,806

Interest income	4	10	23	29
Interest expense	(8,239)	(7,509)	(32,266)	(29,991)
Amortization of loan costs	(201)	(313)	(745)	(1,253)
Write-off of loan costs and exit fees	—	—	(1,971)	—
Unrealized loss on derivatives	(5)	—	(36)	—

LOSS BEFORE INCOME TAXES	(16,872)	1,400	(15,585)	591
Income tax expense	(88)	(1,097)	(2,343)	(4,384)

NET LOSS	(16,960)	303	(17,928)	(3,793)
Income from consolidated entity attributable to noncontrolling interest	(1,509)	(1,223)	(934)	(752)
Net loss attributable to redeemable noncontrolling interests in operating partnership	7,080	—	7,080	—

NET LOSS ATTRIBUTABLE TO THE COMPANY	(11,389)	(920)	(11,782)	(4,545)

LOSS PER SHARE – BASIC AND DILUTED
Basic:

Net loss attributable to common shareholders	$(0.71)	$(0.06)	$(0.73)	$(0.28)

Weighted average common shares outstanding – basic	16,045	16,045	16,045	16,045

Diluted:

Net loss attributable to common shareholders	$(0.71)	$(0.06)	$(0.73)	$(0.28)

Weighted average common shares outstanding – diluted	16,045	16,045	16,045	16,045

Dividends declared per common share:	$0.05	$—	$0.05	$—

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ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net income (loss)	$(16,960)	$303	$(17,928)	$(3,793)
Income from consolidated entities attributable to noncontrolling interests	(1,509)	(1,223)	(934)	(752)
Net loss attributable to redeemable noncontrolling interests in operating partnership	7,080	—	7,080	—

Net loss attributable to the Company	(11,389)	(920)	(11,782)	(4,545)

Interest income	(4)	(10)	(22)	(28)
Interest expense and amortization of loan costs	7,964	7,490	31,182	29,917
Depreciation and amortization	7,193	6,613	27,691	26,625
Income tax expense	88	1,097	2,343	4,384
Net loss attributable to redeemable noncontrolling interests in operating partnership	(7,080)	—	(7,080)	—

EBITDA	(3,228)	14,270	42,332	56,353

Amortization of unfavorable management contract liabilities	(40)	(49)	(120)	(158)
Write-off of loan costs and exit fees	—	—	1,971	—
Transaction costs	13,577	—	13,750
Unrealized loss on derivatives	5	—	36	—
Modification of rent terms	—	—	539	—
Equity-based compensation (1)	342	—	342	—

Adjusted EBITDA	$10,656	$14,221	$58,850	$56,195

(1)	Represents equity-based compensation expense related to stock grants issued subsequent to the spin-off.

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net income (loss)	$(16,960)	$303	$(17,928)	$(3,793)
Income from consolidated entities attributable to noncontrolling interests	(1,509)	(1,223)	(934)	(752)
Net loss attributable to redeemable noncontrolling interests in operating partnership	7,080	—	7,080	—

Net loss attributable to common shareholders	(11,389)	(920)	(11,782)	(4,545)

Depreciation and amortization on real estate	7,193	6,613	27,691	26,625
Net loss attributable to redeemable noncontrolling interests in operating partnership	(7,080)	—	(7,080)	—

FFO available to common shareholders	(11,276)	5,693	8,829	22,080

Unrealized loss on derivatives	5	—	36	—
Transaction costs	13,577	—	13,750	—
Write-off of loan costs and exit fees	—	—	1,971	—
Modification of rent terms	—	—	539	—

Adjusted FFO available to common shareholders	$2,306	$5,693	$25,125	$22,080

Adjusted FFO per diluted share available to common shareholders	$0.09	$0.23	$1.01	$0.89

Weighted average diluted shares	24,905	24,905	24,905	24,905

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ASHFORD HOSPITALITY PRIME, INC.

SUMMARY OF INDEBTEDNESS OF CONTINUING OPERATIONS

DECEMBER 31, 2013

(dollars in thousands)

(Unaudited)

Indebtedness	Maturity	Interest Rate	Fixed-Rate Debt	Floating-Rate Debt	Total Debt	Proforma TTM Hotel EBITDA	Proforma TTM EBITDA Debt Yield

Senior credit facility - Various	November 2016	LIBOR + 2.25% to 3.75%	$—	$— (1)	$—	N/A	N/A
Wachovia Philly CY - 1 hotel	April 2017	5.91%	34,310	—	34,310	10,370	30.2%
Wachovia 3 - 2 hotels	April 2017	5.95%	125,748	—	125,748	17,350	13.8%
Wachovia 7 - 3 hotels	April 2017	5.95%	255,886	—	255,886	25,591	10.0%
Aareal - 2 hotels	February 2018	LIBOR + 3.50%	—	197,840	197,840	24,595	12.4%
TIF Philly CY - 1 hotel	June 2018	12.85%	8,098	—	8,098	N/A	N/A

Total			$424,042	$197,840	$621,882	$77,906	12.5%

Percentage			68.2%	31.8%	100.0%

Weighted average interest rate			6.08%	3.67%	5.31%

All indebtedness is non-recourse.

(1)	This credit facility has two one-year extension options subject to advance notice, certain conditions and a 0.25% extension fee beginning November 2016.

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ASHFORD HOSPITALITY PRIME, INC.

INDEBTEDNESS BY MATURITY

DECEMBER 31, 2013

(in thousands)

(Unaudited)

	2014	2015	2016	2017	2018	Thereafter	Total

Senior credit facility - Various	$—	$—	$—	$—	$—	$—	$—
Wachovia Philly CY - 1 hotel	—	—	—	32,532	—	—	32,532
Wachovia 3 - 2 hotels	—	—	—	119,245	—	—	119,245
Wachovia 7 - 3 hotels	—	—	—	242,201	—	—	242,201
Aareal - 2 hotels	—	—	—	—	186,259	—	186,259
TIF Philly CY - 1 hotel	—	—	—	—	8,098	—	8,098

Principal due in future periods	$—	$—	$—	$393,978	$194,357	$—	$588,335
Scheduled amortization payments remaining	8,403	8,917	9,464	6,233	530	—	33,547

Total indebtedness of continuing operations	$8,403	$8,917	$9,464	$400,211	$194,887	$—	$621,882

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ASHFORD HOSPITALITY PRIME, INC.

KEY PERFORMANCE INDICATORS - PRO FORMA

(dollars in thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Variance	2013	2012	% Variance

ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$38,818	$35,487	9.39%	$171,670	$160,811	6.75%
RevPAR	$134.12	$125.48	6.89%	$148.64	$140.20	6.02%
Occupancy	72.44%	71.51%	0.93%	78.40%	77.40%	1.00%
ADR	$185.15	$175.47	5.52%	$189.60	$181.13	4.68%

NOTES:

(1)	The above pro forma table assumes the eight hotel properties owned and included in continuing operations at December 31, 2013 were owned as of the beginning of the period presented.

(2)	On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Variance	2013	2012	% Variance

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$29,620	$26,400	12.20%	$131,348	$122,181	7.50%
RevPAR	$143.48	$130.35	10.07%	$159.60	$149.24	6.94%
Occupancy	75.67%	72.12%	3.54%	80.98%	79.27%	1.70%
ADR	$189.61	$180.73	4.92%	$197.09	$188.26	4.69%

NOTES:

(1)	The above pro forma table assumes the six hotel properties included in continuing operations at December 31, 2013, but not under renovation for the three and twelve months ended December 31, 2013, were owned as of the beginning of the periods presented.

(2)	Excluded Hotels Under Renovation:

Marriott Dallas Plano Legacy, Courtyard Philadelphia Downtown

(3)	On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

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ASHFORD HOSPITALITY PRIME, INC.

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(Unaudited)

THE FOLLOWING PRO FORMA EBITDA MARGIN TABLE REFLECTS THE EIGHT HOTELS INCLUDED IN THE COMPANY’S CONTINUING OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	3 months Ended December 31	12 Months Ended December 31
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

2013	30.06%	33.37%
2012	31.27%	33.02%

Variance	-1.21%	0.35%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	-0.95%	-0.35%
Food & Beverage and Other Departmental	0.71%	0.73%
Administrative & General	0.12%	0.27%
Sales & Marketing	0.06%	0.25%
Hospitality	0.00%	0.00%
Repair & Maintenance	0.00%	0.15%
Energy	0.23%	0.31%
Franchise Fee	0.00%	0.00%
Management Fee	-0.05%	-0.05%
Incentive Management Fee	-0.65%	-0.63%
Insurance	0.00%	-0.02%
Property Taxes	-0.56%	-0.25%
Other Taxes	0.04%	-0.03%
Leases/Other	-0.16%	-0.03%

Total	-1.21%	0.35%

NOTE:

On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

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ASHFORD HOSPITALITY PRIME, INC.

Selected Pro Forma Financial and Operating Information by Property

(in thousands, except operating information)

The following tables present selected financial and operating information by property for the eight properties included in Ashford Hospitality Prime, Inc.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Variance	2013	2012	% Variance

CAPITAL HILTON WASHINGTON DC

Selected Financial Information:
Room Revenue	$7,962	$7,934	0.35%	$35,945	$35,060	2.52%
Total Revenue	$12,071	$11,404	5.85%	$50,790	$49,162	3.31%
EBITDA	$3,459	$3,057	13.15%	$15,603	$15,285	2.08%
EBITDA Margin	28.66%	26.81%	1.85%	30.72%	31.09%	-0.37%

Selected Operating Information:
RevPAR	$159.09	$158.52	0.36%	$181.03	$176.09	2.81%
Occupancy	73.23%	74.42%	-1.18%	83.66%	82.31%	1.35%
ADR	$217.23	$213.02	1.98%	$216.40	$213.93	1.15%
LA JOLLA HILTON TORREY PINES
Selected Financial Information:
Room Revenue	$4,371	$3,637	20.18%	$18,949	$18,197	4.13%
Total Revenue	$7,868	$6,832	15.16%	$31,767	$30,934	2.69%
EBITDA	$2,091	$1,807	15.72%	$8,992	$8,899	1.05%
EBITDA Margin	26.58%	26.45%	0.13%	28.31%	28.77%	-0.46%
Selected Operating Information:
RevPAR	$120.59	$100.33	20.19%	$131.76	$126.19	4.41%
Occupancy	78.14%	63.44%	14.70%	78.23%	75.83%	2.40%
ADR	$154.33	$158.17	-2.43%	$168.43	$166.41	1.22%
PHILADELPHIA COURTYARD DOWNTOWN
Selected Financial Information:
Room Revenue	$4,957	$5,079	-2.40%	$23,151	$22,761	1.71%
Total Revenue	$6,235	$6,210	0.40%	$28,176	$27,476	2.55%
EBITDA	$1,948	$2,109	-7.63%	$10,370	$9,805	5.76%
EBITDA Margin	31.24%	33.96%	-2.72%	36.80%	35.69%	1.12%
Selected Operating Information:
RevPAR	$108.19	$114.59	-5.59%	$126.33	$125.56	0.61%
Occupancy	64.64%	71.56%	-6.92%	76.55%	77.89%	-1.34%
ADR	$167.37	$160.12	4.53%	$165.02	$161.20	2.37%
PLANO MARRIOTT LEGACY TOWN CENTER
Selected Financial Information:
Room Revenue	$4,241	$4,008	5.81%	$17,171	$15,869	8.20%
Total Revenue	$6,342	$6,491	-2.30%	$25,914	$25,330	2.31%
EBITDA	$2,139	$2,112	1.28%	$8,711	$8,391	3.81%
EBITDA Margin	33.73%	32.54%	1.19%	33.62%	33.13%	0.49%
Selected Operating Information:
RevPAR	$114.10	$111.47	2.36%	$115.49	$107.91	7.02%
Occupancy	64.11%	67.99%	-3.88%	66.40%	66.37%	0.02%
ADR	$177.98	$163.95	8.56%	$173.95	$162.59	6.98%
SAN FRANCISCO COURTYARD DOWNTOWN
Selected Financial Information:
Room Revenue	$7,271	$5,899	23.26%	$29,895	$26,043	14.79%
Total Revenue	$8,478	$6,846	23.84%	$34,667	$30,233	14.67%
EBITDA	$2,320	$2,384	-2.68%	$11,937	$10,135	17.78%
EBITDA Margin	27.36%	34.82%	-7.46%	34.43%	33.52%	0.91%
Selected Operating Information:
RevPAR	$195.15	$163.67	19.23%	$200.58	$176.66	13.54%
Occupancy	83.31%	80.49%	2.81%	88.39%	85.36%	3.03%
ADR	$234.26	$203.33	15.21%	$226.92	$206.95	9.65%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Variance	2013	2012	% Variance

SEATTLE COURTYARD DOWNTOWN
Selected Financial Information:
Room Revenue	$2,336	$2,056	13.62%	$11,239	$9,739	15.40%
Total Revenue	$2,786	$2,458	13.34%	$13,129	$11,423	14.93%
EBITDA	$1,165	$959	21.48%	$5,413	$4,859	11.40%
EBITDA Margin	41.82%	39.02%	2.80%	41.23%	42.54%	-1.31%
Selected Operating Information:
RevPAR	$101.55	$92.42	9.88%	$122.16	$107.02	14.15%
Occupancy	72.94%	68.70%	4.24%	75.96%	72.03%	3.93%
ADR	$139.23	$134.53	3.49%	$160.83	$148.58	8.25%
SEATTLE MARRIOTT WATERFRONT
Selected Financial Information:
Room Revenue	$4,673	$4,158	12.39%	$22,456	$20,282	10.72%
Total Revenue	$6,420	$5,776	11.15%	$29,635	$27,195	8.97%
EBITDA	$2,135	$2,213	-3.52%	$11,815	$10,521	12.30%
EBITDA Margin	33.26%	38.31%	-5.06%	39.87%	38.69%	1.18%
Selected Operating Information:
RevPAR	$141.90	$130.50	8.74%	$170.45	$155.64	9.52%
Occupancy	70.56%	71.49%	-0.93%	77.80%	77.69%	0.11%
ADR	$201.11	$182.54	10.17%	$219.09	$200.34	9.36%
TAMPA RENAISSANCE
Selected Financial Information:
Room Revenue	$3,007	$2,716	10.71%	$12,865	$12,860	0.04%
Total Revenue	$4,886	$4,332	12.79%	$19,397	$19,435	-0.20%
EBITDA	$1,301	$1,103	17.95%	$5,065	$5,144	-1.54%
EBITDA Margin	26.63%	25.46%	1.17%	26.11%	26.47%	-0.36%
Selected Operating Information:
RevPAR	$111.55	$104.14	7.12%	$119.31	$120.57	-1.05%
Occupancy	74.88%	71.93%	2.94%	77.63%	77.95%	-0.32%
ADR	$148.97	$144.78	2.90%	$153.70	$154.68	-0.64%
PRIME PROPERTIES TOTAL (8)
Selected Financial Information:
Room Revenue	$38,818	$35,487	9.39%	$171,670	$160,811	6.75%
Total Revenue	$55,087	$50,349	9.41%	$233,475	$221,188	5.56%
EBITDA	$16,558	$15,743	5.18%	$77,906	$73,039	6.66%
EBITDA Margin	30.06%	31.27%	-1.21%	33.37%	33.02%	0.35%
Selected Operating Information:
RevPAR	$134.12	$125.48	6.89%	$148.64	$140.20	6.02%
Occupancy	72.44%	71.51%	0.93%	78.40%	77.40%	1.00%
ADR	$185.15	$175.47	5.52%	$189.60	$181.13	4.68%

ASHFORD HOSPITALITY PRIME, INC.

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(Unaudited)

ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Variance	2013	2012	% Variance
REVENUE
Rooms	$38,818	$35,487	9.4%	$171,670	$160,811	6.8%
Food and beverage	13,037	12,613	3.4%	50,836	50,784	0.1%
Other	3,232	2,249	43.7%	10,969	9,593	14.3%

Total hotel revenue	55,087	50,349	9.4%	233,475	221,188	5.6%

EXPENSES
Rooms	9,698	8,387	15.6%	39,881	37,001	7.8%
Food and beverage	8,371	8,031	4.2%	33,694	33,377	0.9%
Other direct	968	864	12.0%	4,099	4,035	1.6%
Indirect	13,287	12,269	8.3%	53,549	52,846	1.3%
Management fees, includes base and incentive fees	3,161	2,538	24.5%	12,855	10,665	20.5%

Total hotel operating expenses	35,485	32,089	10.6%	144,078	137,924	4.5%
Property taxes, insurance, and other	3,044	2,517	20.9%	11,491	10,225	12.4%

HOTEL OPERATING PROFIT (Hotel EBITDA)	16,558	15,743	5.2%	77,906	73,039	6.7%
Hotel EBITDA Margin	30.06%	31.27%	-1.21%	33.37%	33.02%	0.35%

Minority interest in earnings of consolidated joint ventures	1,387	1,216	14.1%	6,149	6,046	1.7%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$15,171	$14,527	4.4%	$71,757	$66,993	7.1%

NOTES:

(1)	The above pro forma table assumes the eight hotel properties owned and included in continuing operations at December 31, 2013 were owned as of the beginning of the periods presented.

(2)	On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Variance	2013	2012	% Variance
REVENUE
Rooms	$29,620	$26,400	12.2%	$131,348	$122,181	7.5%
Food and beverage	10,290	9,411	9.3%	39,069	38,370	1.8%
Other	2,599	1,837	41.5%	8,968	7,831	14.5%

Total hotel revenue	42,509	37,648	12.9%	179,385	168,382	6.5%

EXPENSES
Rooms	7,609	6,478	17.5%	31,291	28,849	8.5%
Food and beverage	6,794	6,318	7.5%	26,928	26,399	2.0%
Other direct	832	736	13.0%	3,530	3,471	1.7%
Indirect	9,940	9,006	10.4%	40,138	39,263	2.2%
Management fees, includes base and incentive fees	2,315	1,562	48.2%	9,097	7,091	28.3%

Total hotel operating expenses	27,490	24,100	14.1%	110,984	105,073	5.6%
Property taxes, insurance, and other	2,548	2,025	25.8%	9,576	8,466	13.1%

HOTEL OPERATING PROFIT (Hotel EBITDA)	12,471	11,523	8.2%	58,825	54,843	7.3%
Hotel EBITDA Margin	29.34%	30.61%	-1.27%	32.79%	32.57%	0.22%

Minority interest in earnings of consolidated joint ventures	1,387	1,216	14.1%	6,149	6,046	1.7%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$11,084	$10,307	7.5%	$52,676	$48,797	7.9%

NOTES:

(1)	The above pro forma table assumes the six hotel properties owned and included in continuing operations at December 31, 2013 but not under renovation for three and twelve months ended December 31, 2013, were owned as of the beginning of the periods presented.

(2)	Excluded Hotels Under Renovation:

Marriott Dallas Plano Legacy, Courtyard Philadelphia Downtown

(3)	On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

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ASHFORD HOSPITALITY PRIME, INC.

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(Unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE EIGHT HOTELS INCLUDED IN THE COMPANY’S CONTINUING OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2013	2013	2013	2013
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	TTM

Prime Portfolio
Total Hotel Revenue	$55,087	$60,961	$63,341	$54,086	$233,475
Hotel EBITDA	$16,558	$20,849	$23,952	$16,547	$77,906
Hotel EBITDA Margin	30.06%	34.20%	37.81%	30.59%	33.37%

EBITDA % of Total TTM	21.3%	26.8%	30.7%	21.2%	100.0%

JV Interests in EBITDA	$1,387	$1,349	$2,056	$1,357	$6,149

NOTE:

On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma tables assume the Marriott-managed properties were reported on calendar quarters for all periods presented.

- MORE -

ASHFORD HOSPITALITY PRIME, INC.

TOTAL ENTERPRISE VALUE

DECEMBER 31, 2013

(in thousands except share price)

(Unaudited)

December 31, 2013
End of quarter common shares outstanding	16,129
Partnership units outstanding (common share equivalents)	8,776
Combined common shares and partnership units outstanding	24,905
Common stock price at quarter end	$18.20
Market capitalization at quarter end	$453,271
Debt on balance sheet date	$621,882
Joint venture partners’ share of consolidated debt	$(49,460)
Net working capital (see below)	$(145,266)

Total enterprise value (TEV)*	$880,427

Cash & cash equivalents	$143,776
Restricted cash	5,951
Accounts receivable, net	7,029
Prepaid expenses	1,558
Due from affiliates, net	(13,030)
Due from 3rd party hotel managers, net	17,831

Total current assets	$163,115

Accounts payable, net & accrued expenses	$16,604
Dividends payable	1,245

Total current liabilities	$17,849

Net working capital	$145,266

*	Calculation varies from TEV in the Advisory Agreement by utilizing shares outstanding and share price at period end in lieu of average shares outstanding and average share price. In addition, the calculation above reduces TEV by Net Working Capital.

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Ashford Hospitality Prime, Inc.

Anticipated Capital Expenditures Calendar (a)

		2013				2014
	Rooms	1st Quarter Actual	2nd Quarter Actual	3rd Quarter Actual	4th Quarter Actual	1st Quarter Estimated	2nd Quarter Estimated	3rd Quarter Estimated	4th Quarter Estimated
Hilton LaJolla Torrey Pines	394	x	x
Marriott Dallas Plano Legacy	404		x	x	x	x
Courtyard Philadelphia Downtown	498				x	x
Marriott Seattle Waterfront	358					x	x
Renaissance Tampa	293							x	x
Courtyard Seattle	250								x

(a)	Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2013-2014 are included in this table.